Exhibit 99.1

NRG Appoints Lawrence Coben as President and Chief Executive Officer

Appointment Taps Expertise of Proven Energy Industry Executive with Deep Knowledge of NRG to Propel Continued Business Momentum Across Integrated Energy/Smart Home Operating Platform

HOUSTON, August 1, 2024 — NRG Energy, Inc. (NYSE: NRG) (“NRG” or the “Company”) today announced the appointment of Lawrence Coben, Ph.D., as President and Chief Executive Officer. Dr. Coben has been serving as Interim Chief Executive Officer since November 20, 2023. He was appointed Chair of the NRG Board of Directors in 2017 and will continue as Chair of the Board as part of his new role.

“NRG’s outstanding results and significant shareholder returns since Larry’s appointment as Interim CEO underscore his success in refining the strategy and driving execution across the Company. Following a thorough search process, it is clear that Larry’s continued leadership as President and CEO will best position us to build on our momentum and create significant, sustainable shareholder value,” said Lisa Donohue, Chair of the NRG Board’s CEO Search Committee. “Larry has engaged closely with teams across the business, and they have rallied behind him to deliver strong financial and operating performance. Given Larry’s deep understanding of our industry and NRG’s differentiation at the intersection of energy and smart home technology, we are confident that under Larry’s stewardship, NRG will fully capitalize on the expected demand growth and evolving needs of our customers.”

“I am excited about the future of NRG and honored to lead our talented team going forward as Chair, President and CEO,” said Dr. Coben. “In addition to the tremendous growth our industry is experiencing, we are strengthening our position at the intersection of energy and technology, advancing key brownfield development projects in Texas and providing residential energy and smart technologies at scale to our over eight million customers. With a deeply talented team, a business and financial outlook that has never been stronger, and the right capital allocation framework in place, I am confident in NRG’s ability to capture the substantial upside value creation available to our company.”

As previously announced, NRG is hosting a conference call and webcast on Thursday, August 8, 2024 at 9:00 a.m. EST (8:00 a.m. CST) and will discuss its second quarter 2024 financial results at that time.

The company will issue a press release regarding the second quarter 2024 financial results prior to the conference call, and it will be available on the NRG website at www.nrg.com.

The live webcast and presentation materials can be accessed at investors.nrg.com by clicking the “presentations and webcasts” link. A replay of the webcast will be available on the site for those unable to listen in real-time.

About Lawrence S. Coben, Ph.D.

Dr. Coben has served as Chair of the NRG Board of Directors since 2017 and has been a member of the Board since 2003.

From 2003 to 2017, he was Chairman and Chief Executive Officer of various affiliates of Tremisis Energy. Dr. Coben also served on the Board of Directors of SAESA, a Chilean utility, from 2008 to 2010, the Board of Prisma Energy from 2003 to 2006, and the advisory board of Morgan Stanley Infrastructure II, L.P. from 2014 to 2016.

Dr. Coben is also Founder and Board Chair of the ESCALA Initiative, a leading NGO that provides a Business School and Capacity Training Program to marginalized women entrepreneurs around the world.

Dr. Coben received a Bachelor of Arts in economics from Yale University, a Juris Doctor from Harvard Law School, and a Master of Arts and Ph.D. in anthropology with a focus in archaeology from the University of Pennsylvania.

About NRG

NRG Energy is a leading energy and home services company powered by people and our passion for a smarter, cleaner, and more connected future. A Fortune 500 company operating in the United States and Canada, NRG delivers innovative solutions that help people, organizations, and businesses achieve their goals while also advocating for competitive energy markets and customer choice. More information is available at www.nrg.com. Connect with NRG on Facebook, Instagram, LinkedIn and X.

Safe Harbor

This communication contains forward-looking statements that may state NRG’s or its management’s intentions, beliefs, expectations or predictions for the future. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to the capital markets generally.

Investors

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